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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549






                                   FORM 8-K



                                Current Report
                     Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934




                       Date of Report: August 15, 1997





                            INTERCARGO CORPORATION
              (Exact name of registrant as specified in charter)






            DELAWARE                   0-16748                 36-3414667
            --------                   -------                 ----------
  (State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)






          1450 American Lane, 20th Floor, Schaumburg, Illinois 60173
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (847) 517-2990




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Item 2.       Acquisition or Disposition of Assets


The Company intends to offer and sell all of its common shares of Kingsway Financial Services, Inc. The Kingsway shares will be included in a combination primary and secondary offering registered in Canada under which Kingsway will be selling shares of common stock for its own account. The Kingsway shares will not be, and have not been, registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of that Act. The Company currently holds 4,180,000 Kingsway common shares, of which approximately 4,090,000 are expected to be sold in the offering. The net proceeds to the Company will be used to repay the principal balance of the Company's bank line of credit and for business development purposes and to provide working capital to the Company. The securities offering is expected to be completed by the end of August 1997.

FORWARD LOOKING STATEMENTS

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995 and is therefore subject to certain risks and uncertainties. There can be no assurance that actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from that suggested in the forward looking statements as a result of various factors including market conditions, competition, reinsurance availability, foreign affairs, and natural disasters.









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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    INTERCARGO CORPORATION


                                    BY: /s/ Michael L. Rybak
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                                         Michael L. Rybak
                                         Chief Financial Officer
                                         and Vice President



Dated:  August 15, 1997